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                      SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                               February 18, 2000


                        HERITAGE FINANCIAL CORPORATION
                        ------------------------------
            (Exact name of registrant as specified in its charter)

            WASHINGTON                               0-29480                 91-1857900
(State or other jurisdiction of incorporation)    (Commission   IRS Employer Identification No.
                                                  File Number)


                   205 Fifth Avenue S.W.
                       Olympia WA                    98501
                   ---------------------           ----------
       (Address of principal executive officers:   (Zip Code)


       Registrant's telephone number, including area code: (360) 943-1500
                                                           --------------



ITEM 5 - OTHER EVENTS

On February 18, 2000, Heritage Financial Corporation announced that its Board of Directors had authorized the purchase of an additional ten percent (10%) of its outstanding stock in the open market or in privately negotiated transactions for an aggregate targeted repurchase of approximately nineteen percent (19%) of its outstanding shares since the stock repurchase program was announced on October 22, 1999. As of February 17, 2000, Heritage had purchased 1,008,150 shares or 9.3% of its total outstanding shares. The news release regarding this increase in targeted stock repurchases is attached to this filing.
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ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements - not applicable

     (b)  Pro forma financial information - not applicable

     (c)  Exhibits:

          99  News Release issued by Heritage, dated February 18, 2000



                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            Dated:  February 23, 2000

                            HERITAGE FINANCIAL CORPORATION


                            By:  /s/ Donald V. Rhodes
                                 --------------------
                                 Donald V. Rhodes
                                 Chairman, President and Chief Executive Officer